                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   __________


                                   FORM 8-K/A

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                                   __________


       Date of Report (Date of earliest event reported):  April 19, 1996



                           IMPERIAL HOLLY CORPORATION
             (Exact name of registrant as specified in its charter)


                                     TEXAS
                 (State or other jurisdiction of incorporation)



               1-10307                               74-0704500
        (Commission File Number)                    (IRS Employer
                                                  Identification No.)

     One Imperial Square, Suite 200
     P.O. Box 9, Sugar Land, Texas                      77487
 (Address of principal executive offices)             (Zip Code)



     (Registrant's telephone number, including area code):  (713) 491-9181

         This Form 8-K/A amends the Current Report on Form 8-K filed by Imperial Holly Corporation on May 3, 1996.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


         On April 19, 1996, Imperial Holly Corporation ("Imperial Holly") through its wholly-owned subsidiary Holly Sugar Corporation ("Holly") acquired, pursuant to a Stock Purchase Agreement dated as of January 8, 1996 by and between Holly and Spreckels Industries, Inc. ("Spreckels Industries"), all of the outstanding capital stock of Spreckels Sugar Company, Inc. and Limestone Products Company, Inc. (collectively "Spreckels Sugar"), a California based beet sugar processor. The purchase price was the sum of (i) Spreckels Sugar's net working capital at December 31, 1995, (ii) $3 million and (iii) net cash advances made by Spreckels Industries between December 31, 1995 and closing. $35.3 million of the purchase price was funded at closing by advances under Imperial Holly's revolving credit line co-agented by Harris Trust and Savings Bank and Texas Commerce Bank National Association. Spreckles Industries calculated the total purchase price as $41.3 million, with a remaining balance due of $6.0 million. As a result of a post-closing review performed by Holly pursuant to the Stock Purchase Agreement, Holly has notified Spreckles Industries that it calculates the purchase price as $29.3 million. Holly and Spreckles Industries are presently attempting to resolve these differences.

         Spreckels Sugar operates beet sugar processing plants in Woodland and Mendota, California, which Holly will continue to operate. Holly did not acquire Spreckels Sugar's Manteca California factory, which was distributed to another subsidiary of Spreckels Industries prior to the acquisition by Holly. Spreckels Industries has announced that the Manteca California factory will not operate as a beet sugar factory.

ITEM 5.  OTHER EVENTS

         On April 22, 1996, Holly announced the closing of its Hamilton City, California factory which will take place following completion of the spring processing campaign.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (a) Financial Statements of Businesses Acquired

PREDECESSOR COMPANY


To Imperial Holly Corporation:

We have audited the accompanying combined statements of operations, stockholders' equity and cash flows of Spreckels Sugar Company, Inc. and Limestone Products Company, Inc. (Delaware corporations; collectively, the Company) for the month ended July 31, 1993, and the year ended June 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the results of the Company's operations and its cash flows for the month ended July 31, 1993, and the year ended June 30, 1993, in conformity with generally accepted accounting principles.

As discussed in Notes 8 and 10, the Company adopted Statements of Financial Accounting Standards No. 106 and No. 109 effective July 1, 1993.

/s/ ARTHUR ANDERSEN LLP

San Francisco, California,
June 25, 1996

SUCCESSOR COMPANY


To Imperial Holly Corporation:

We have audited the accompanying combined balance sheets of Spreckels Sugar Company, Inc. and Limestone Products Company, Inc. (Delaware corporations; collectively, the Company) as of June 30, 1995 and 1994, and the related combined statements of operations, stockholders' equity and cash flows for the year ended June 30, 1995, and the 11 months ended June 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 1995 and 1994, and the results of its operations and its cash flows for the year ended June 30, 1995, and the 11 months ended June 30, 1994, in conformity with generally accepted accounting principles.


/s/ ARTHUR ANDERSEN LLP

San Francisco, California,
June 25, 1996

       SPRECKELS SUGAR COMPANY, INC. AND LIMESTONE PRODUCTS COMPANY, INC.
       ------------------------------------------------------------------


                            COMBINED BALANCE SHEETS
                            -----------------------

                          AS OF JUNE 30, 1995 AND 1994
                          ----------------------------

                (dollars in thousands, except per-share amounts)
                ------------------------------------------------



                                            1995       1994
                                          ---------  ---------

                 ASSETS
                 ------

Cash and cash equivalents                 $  4,736   $    629
Restricted cash                                  -      1,200
Accounts receivable, net of allowance
 for doubtful accounts
  of $129 and $105                          11,450     10,035
Grower accounts receivable                   4,372      5,551
Inventories                                 59,032     50,507
Deferred maintenance                         4,008      3,948
Other current assets                         4,055      2,870
                                          --------   --------
          Total current assets              87,653     74,740

Property, plant and equipment, net          92,722     80,514
Other assets                                 1,735      1,755
                                          --------   --------
          Total assets                    $182,110   $157,009
                                          ========   ========

     LIABILITIES AND STOCKHOLDERS' EQUITY
     ------------------------------------

Bank overdraft                            $ 10,031   $  1,568
Accounts payable                             9,402     13,689
Short-term borrowings                       35,265     23,387
Current portion of capital leases            1,374          -
Accrued payroll costs                        3,644      3,861
Deferred taxes                              12,592     12,432
Other current liabilities                    7,414      6,573
                                          --------   --------
          Total current liabilities         79,722     61,510

Long-term debt                              10,616      8,517
Capital leases, net of current portion       2,932      1,821
Due to affiliate                            42,536     26,201
Postretirement benefit obligation            8,723      8,695
Pension                                      2,481      1,346
Deferred taxes                              23,182     22,854
Insurance reserves                           2,174      1,865
Other noncurrent liabilities                 2,015      5,254
                                          --------   --------
          Total liabilities                174,381    138,063
                                          --------   --------
Commitment and contingencies (Note 12)           -          -

Stockholders' equity:
  Common stock, $1 par value; 2,000
   shares authorized and                         2          2
    outstanding
  Additional paid-in capital                23,551     23,551
  Accumulated deficit                      (15,824)    (4,607)
                                          --------   --------
          Total stockholders' equity         7,729     18,946
                                          --------   --------
          Total liabilities and
           stockholders' equity           $182,110   $157,009
                                          ========   ========


        The accompanying notes are an integral part of these statements.

       SPRECKELS SUGAR COMPANY, INC. AND LIMESTONE PRODUCTS COMPANY, INC.
       ------------------------------------------------------------------


                       COMBINED STATEMENTS OF OPERATIONS
                       ---------------------------------

      FOR THE YEAR ENDED JUNE 30, 1995, THE 11 MONTHS ENDED JUNE 30, 1994,
      --------------------------------------------------------------------

        THE MONTH ENDED JULY 31, 1993, AND THE YEAR ENDED JUNE 30, 1993
        ---------------------------------------------------------------

                             (dollars in thousands)
                             ----------------------


                                            Successor Company     Predecessor Company
                                          --------------------    -------------------

                                            Year     11 Months     Month       Year
                                            Ended      Ended       Ended       Ended
                                          June 30,    June 30,    July 31,   June 30,
                                            1995        1994        1993       1993
                                          ---------  ----------  ----------  ---------

NET SALES                                 $176,433    $188,725     $16,022   $171,957

COST OF PRODUCTS SOLD                      173,481     167,666      13,210    150,120
                                          --------    --------     -------    -------
          Gross profit                       2,952      21,059       2,812     21,837

OPERATING EXPENSES:
  Selling, general and administrative
   expense                                  10,891      19,916       1,692     19,100
  Other operating expense                        -           -          49        597
                                          --------     --------     -------   -------
          Income (loss) from operations     (7,939)      1,143       1,071      2,140

OTHER EXPENSE:
  Interest expense, net                      9,619       5,726         551      7,321
  Other nonoperating expense                 1,466       3,231         106      5,625
                                          --------    --------     -------    -------
          Income (loss) before benefit
           for income taxes, fresh-
           start reporting adjustments
           and cumulative effect of
           changes in accounting
           principles                      (19,024)     (7,814)        414    (10,806)

PROVISION (BENEFIT) FOR INCOME TAXES        (7,807)     (3,207)        170     (4,385)
                                          --------    --------     -------    -------
          Income (loss) before
          fresh-start reporting
          adjustments and cumulative
          effect of changes in
          accounting principles            (11,217)     (4,607)        244     (6,421)

FRESH-START REPORTING ADJUSTMENTS, net
 of tax                                          -           -      18,687          -

CUMULATIVE EFFECT OF CHANGES IN
 ACCOUNTING PRINCIPLES, net of tax               -           -      (4,700)         -
                                           -------     --------     -------   -------
Net income (loss)                         $(11,217)   $ (4,607)    $14,231   $ (6,421)
                                          ========    ========     =======   ========


        The accompanying notes are an integral part of these statements.

      SPRECKELS SUGAR COMPANY, INC. AND LIMESTONE PRODUCTS COMPANY, INC.
      ------------------------------------------------------------------


                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                  -------------------------------------------

               FOR THE YEARS ENDED JUNE 30, 1995, 1994 AND 1993
               ------------------------------------------------

                            (dollars in thousands)
                       ---------------------------------



                                                                          Retained
                                                           Additional     Earnings         Total
                                          Common   Stock     Paid-in    (Accumulated   Shareholders'
                                          Shares  Amounts    Capital      Deficit)         Equity
                                          ------  -------  -----------  -------------  --------------

BALANCE AT JUNE 30, 1992                   2,000       $2     $28,996       $ (7,810)       $ 21,188
  Net loss                                     -        -           -         (6,421)         (6,421)
                                           -----       --     -------       --------        --------
BALANCE AT JUNE 30, 1993                   2,000        2      28,996        (14,231)         14,767
  Income before fresh-start adjustments
    and cumulative effect of changes in
    accounting principles                      -        -           -            244             244
  Cumulative effect of changes in
    accounting principles                      -        -           -         (4,700)         (4,700)
                                           -----       --     -------       --------        --------
BALANCE AT JULY 31, 1993                   2,000        2      28,996        (18,687)         10,311
  Fresh-start reporting adjustments            -        -      (5,445)        18,687          13,242
                                           -----       --     -------       --------        --------
BALANCE AT AUGUST 1, 1993                  2,000        2      23,551              -          23,553
  Net loss                                     -        -           -         (4,607)         (4,607)
                                           -----       --     -------       --------        --------
BALANCE AT JUNE 30, 1994                   2,000        2      23,551         (4,607)         18,946
  Net loss                                     -        -           -        (11,217)        (11,217)
                                           -----       --     -------       --------        --------
BALANCE AT JUNE 30, 1995                   2,000       $2     $23,551       $(15,824)       $  7,729
                                           =====       ==     =======       ========        ========


        The accompanying notes are an integral part of these statements.

      SPRECKELS SUGAR COMPANY, INC. AND LIMESTONE PRODUCTS COMPANY, INC.
      ------------------------------------------------------------------


                           STATEMENTS OF CASH FLOWS
                           ------------------------

     FOR THE YEAR ENDED JUNE 30, 1995, THE 11 MONTHS ENDED JUNE 30, 1994,
     --------------------------------------------------------------------

        THE MONTH ENDED JULY 31, 1993, AND THE YEAR ENDED JUNE 30, 1993
        ---------------------------------------------------------------

                            (dollars in thousands)
                            ----------------------



                                            Successor Company     Predecessor Company
                                           --------------------    -------------------
                                            Year     11 Months     Month       Year
                                            Ended      Ended       Ended       Ended
                                           June 30,   June 30,    July 31,   June 30,
                                            1995        1994        1993       1993
                                          ---------  ----------  ----------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                       $(11,217)   $  (4,607)   $ 14,231   $ (6,421)
 Adjustments to reconcile net income
  (loss) to net cash provided by
  (used in) operating activities
  before reorganization items-
    Depreciation and amortization           3,578        2,993          49      2,964
    Deferred income tax                       488          413      37,513     (4,385)
    Fresh-start adjustment                      -            -     (18,687)         -
 Net changes in operating assets and
  liabilities-
  Receivable, prepaid expenses and
   other assets                            (1,461)      14,439      (1,764)     1,058
  Inventories                              (8,525)      15,950     (19,245)    (6,372)
  Trade payables and accrued expenses      22,288          960      14,756     (1,310)
  Other liabilities                        (2,920)      (6,649)        663      6,402
 Cumulative effect of changes in
  accounting principles                         -            -       4,700          -
                                          -------     --------   --------   --------
    Net cash provided by (used in)
     operating activities                   2,231       23,499      32,216     (8,064)
                                          -------     --------    --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Capital expenditures                     (13,301)      (3,722)    (38,934)    (1,302)
 Purchase of Delta Sugar assets                 -       (1,878)          -          -
 Purchase of emission credits from
   Delta Sugar Corporation                      -       (1,122)          -          -
                                          -------     --------    --------   --------
    Net cash used in investing
     activities                           (13,301)      (6,722)    (38,934)    (1,302)
                                          -------     --------    --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Short-term borrowings, net                11,878       (8,010)     (3,596)    27,180
 Repayment of seasonal loan                     -      (15,919)          -    (17,739)
 Borrowing- seasonal loan                       -            -       8,658          -
 Borrowing- revolver                        2,099        8,517           -          -
                                          -------     --------    --------   --------
    Net cash provided by (used in)
     financing activities                  13,977      (15,412)      5,062      9,441
                                          -------     --------    --------   --------
    Net increase (decrease) in cash and
     cash equivalents                       2,907        1,365      (1,656)        75

CASH AND CASH EQUIVALENTS AT BEGINNING
 OF PERIOD                                  1,829          464       2,120      2,045

RESTRICTED CASH AT END OF PERIOD                -        1,200           -          -
                                          -------     --------    --------   --------
CASH AND CASH EQUIVALENTS AT END OF
 PERIOD                                   $ 4,736     $    629    $    464   $  2,120
                                          ========    ========    ========   ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
 Noncash financing activities-
  Borrowing under capital lease
  obligations                            $  4,306     $  1,821    $      -   $      -
 Cash paid during the year for-
   Interest                                 1,584          940         233      2,763
   Taxes                                        -            -           -          -


        The accompanying notes are an integral part of these statements.

      SPRECKELS SUGAR COMPANY, INC. AND LIMESTONE PRODUCTS COMPANY, INC.
      ------------------------------------------------------------------

                    NOTES TO COMBINED FINANCIAL STATEMENTS
                    --------------------------------------

                         JUNE 30, 1995, 1994 AND 1993
                         ----------------------------



  1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     -------------------------------------------

  Nature of Operations
  --------------------

  Spreckels Sugar Company, Inc. (Sugar) is a processor of refined sugar.
  Through its three California manufacturing facilities, it produces and markets refined beet and cane sugar into a full line of industrial, grocery and food-service sweetener products.

  Limestone Products Company, Inc. (Limestone), located in Cool, California, mines limestone that is sold to Sugar, for use in manufacturing processes, and to other third parties.

  Principles of Combination
  -------------------------

  The accompanying financial statements include the combined accounts of Sugar and Limestone (collectively, the Company). Sugar and Limestone are wholly owned by Yale International, Inc. (Yale), formally known as Spreckels Industries, Inc. (see Note 14 regarding a change in ownership subsequent to June 30, 1995). Yale is a holding company that was founded in 1987 and is principally comprised of Duff-Norton Company, Inc. (Duff-Norton) and its subsidiaries and the Company. As discussed in Note 2, the accompanying financial statements reflect the effects of fresh-start reporting as of August 1, 1993, with periods prior to August 1, 1993, reflecting the "Predecessor Company," and periods subsequent to July 31, 1993, reflecting the "Successor Company."

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  All significant intercompany transactions and accounts have been eliminated in combination.

  Cash and Cash Equivalents
  -------------------------

  Cash and cash equivalents consist of highly liquid investments with original maturities of three months or less.

  Restricted Cash
  ---------------

  Restricted cash is the amount remaining from the financing of ion exclusion equipment through a capital lease. These funds are specifically restricted to be used for the cost of funding the remaining ion exclusion equipment.

  Property, Plant and Equipment
  -----------------------------

  Property, plant and equipment are depreciated using the straight-line method over their estimated useful lives, ranging from 15 to 30 years for buildings and structures and from 7 to 18 years for machinery and equipment. Expenditures for repairs and maintenance are charged against income as incurred. Beginning in 1994, the Company capitalized certain manufacturing preparation costs incurred between sugar production periods, principally repairs and maintenance. Such costs are deferred and allocated to the following processing period.

  In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement requires that long-lived assets be reported at the lower of carrying amount or fair value. The Company plans to adopt SFAS No. 121 in fiscal year 1997 and believes that the adoption of this new accounting standard would not have a significant impact on its financial position and results of operations.

  Revenue Recognition
  -------------------

  Revenue is recognized as products are shipped or when risk of loss has passed, or when services are provided.

  Income Taxes
  ------------

  Deferred income taxes are recorded for transactions that are reported in one period for financial statement purposes and in another for income tax purposes.

  The Company is included in the consolidated tax returns of Yale. The liabilities incurred or benefit received by Yale as a result of taxable income or losses generated by the Company are allocated back to the Company as if the Company filed a separate combined federal tax return.

  Fair Value of Financial Instruments
  -----------------------------------

  Unless otherwise disclosed, the carrying amount of all financial instruments approximates estimated fair value.

  2. REORGANIZATION PROCEEDINGS:
     ---------------------------

  In October 1992, Yale filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Bankruptcy Code. Yale's subsidiaries, including Sugar and Limestone, did not file similar petitions and were not debtors in any insolvency proceedings. On August 4, 1993 (the Confirmation Date), the Bankruptcy Court entered an order confirming the plan of reorganization (the Plan), which became effective on September 2, 1993. The effects of the Plan were recorded as of July 31, 1993, the fiscal month-end closest to the Confirmation Date.

  Yale, and therefore, the Company implemented the accounting for entities emerging from Chapter 11 reorganization, including the application of fresh-start reporting, set forth by the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" (SOP 90-7). The June 30, 1995 and 1994, combined balance sheets reflect the adoption of SOP 90-7.

  Under fresh-start reporting, the reorganization value of the entity was allocated to the reorganized Company's assets on the basis of their estimated fair market values as of July 31, 1993. Revaluation of assets and liabilities pursuant to the adoption of fresh-start reporting included the following (in thousands):

          Write-up of assets to estimated fair values        $ 49,716
          Write-up of other assets                              8,469
          Adjust liabilities                                   (4,713)
          Tax impact of fresh-start reporting                 (40,040)
          Other                                                 5,255
                                                             --------
                    Total fresh-start adjustments            $ 18,687
                                                             ========

  Under fresh-start reporting, the final combined balance sheet as of July 31, 1993 (the Predecessor Company), became the opening balance sheet on August 1, 1993, of the reorganized company (the Successor Company). Since fresh-start reporting is reflected in the accompanying financial statements for the year ended June 30, 1995, and for the 11-month period ended June 30, 1994, the accompanying combined financial statements as of that date are not comparable in all material respects to any such statements as of any prior date or for any prior period.

  3. INVENTORIES:
     ------------

  Inventories are valued at the lower of cost or market using the last-in, first-out method (LIFO). The excess of current cost over the LIFO cost was $1.3 million and $0 at June 30, 1995 and 1994, respectively.

  Inventories consist of the following (in thousands):


                                                    June 30
                                              -----------------
                                                1995      1994
                                              --------  --------

    Stock in progress                         $ 2,022   $ 2,600
    Raw cane sugar                              2,953     5,837
    Finished beet sugar products               43,103    32,537
    Materials, supplies and other              10,954     9,533
                                              -------   -------
              Total inventories               $59,032   $50,507
                                              =======   =======

   4. PROPERTY, PLANT AND EQUIPMENT:

   Property, plant and equipment consist of the following (in thousands):

                                                         June 30
                                                    -----------------
                                                      1995      1994
                                                    -------   -------

          Land                                      $23,628   $22,035
          Buildings and structures                    5,957     8,419
          Machinery and equipment                    69,707    53,053
                                                     ------    ------
                                                     99,292    83,507
          Less- Accumulated depreciation             (6,570)   (2,993)
                                                     ------    ------
                  Total property,plant and          $92,722   $80,514
                   equipment                        =======   =======


   5. DEBT:
      -----

   Short-term Borrowings
   ---------------------

   Short-term borrowings at June 30, 1995 and 1994, consist of The Commodity Credit Corporation (CCC) advances totaling $35.3 million and $23.4 million, respectively. Borrowings under CCC advances at June 30, 1995, bore interest at the weighted average rate of 5.5 percent and were due on July 31, 1995, August 31, 1995, and September 30, 1995.

   CCC advances represent nonrecourse loans under a federal program secured by refined beet sugar inventories. Under the program, the Company may borrow up to an amount based on beet sugar inventories produced during the current year.

   Long-term Debt
   --------------

   On July 22, 1994, Yale entered into a Secured Revolving Credit Agreement (the Credit Agreement) with Harris Trust and Savings Bank. The Credit Agreement allows funding for Sugar up to a maximum of $25.0 million, and funding may be extended to Duff-Norton up to a maximum of $15.0 million, but the total funding extended to both Sugar and Duff-Norton cannot at any time exceed the maximum amount of the credit agreement, which is $40.0 million, including a $6 million sublimit for letters of credit through June 30, 1997. The Credit Agreement is secured by accounts receivable, inventories and bank deposits of Sugar and Duff-Norton. Interest rates under the Credit Agreement are at prime plus 0.75 percent for domestic loans and LIBOR plus 2.25 percent for Eurodollar loans.

   Borrowings under the Company's seasonal revolving credit facility at June 30, 1995 and 1994, were $10.6 million and $8.5 million, respectively.

   At June 30, 1995, Yale was in default of a net worth covenant and a fixed charges covenant related to Sugar. However, Harris Trust and Savings subsequently waived these defaults.

  At June 30, 1995, virtually all assets of the Company, other than property, plant, equipment, and beet sugar inventories secured by CCC advances, are pledged as security under the Credit Agreement.

  Long-term debt consists of the following (in thousands):


                                              June 30
                                          ---------------
                                           1995     1994
                                          -------  ------
Old bank agreement-
  Revolving loans interest at prime
   (7.25 percent at June 30, 1994),
   plus 1.75 percent, paid in full
   during 1995                            $     -  $8,517

Credit Agreement-
  Revolving loans due July 1, 1997,
   interest at prime (9.0 percent at
   June 30, 1995), plus 0.75 percent       10,617       -
                                          -------  ------
 Total                                    $10,617  $8,517
                                          =======  ======

  Guarantees
  ----------

  On September 2, 1993, Yale issued 11.5 percent New Series Secured Notes (the Guarantees) that are guaranteed by each of Yale's directly held subsidiaries, including Sugar and Limestone. Each Guarantee is a senior unsecured obligation of the subsidiary providing such Guarantee and ranks pari passu with all other senior unsecured indebtedness of the subsidiary. In addition, the Company and Yale's other domestic subsidiaries have guaranteed the indebtedness outstanding under the Credit Agreement. The obligations of the Company under the Credit Agreement are secured in general by the cash, cash equivalents, accounts receivable and inventory of the Company and Yale's other domestic subsidiaries, and therefore effectively rank senior to the Guarantees.

  6. ACQUISITION:
     ------------

  The Company acquired selected assets of Delta Sugar Corporation (Delta) in September 1993, including certain sugar beet processing equipment and USDA marketing allocations. Delta also transferred to the Company its contracts with growers of sugar beets covering the fall 1993 and spring 1994 harvest periods. The purchase price was $3.0 million, payable in three installments ending on July 31, 1996. At June 30, 1995, the Company owed Delta $1.2 million, reflected in other current liabilities on the accompanying balance sheet. In addition, the Company agreed to pay to Delta's growers a $1.00 per ton incentive payment for beets harvested during the fall of 1993 and through the spring of 1996.

  7. LEASE COMMITMENTS:
     ------------------

  The Company leases office space, production facilities, warehouses, transportation, and other equipment under operating leases extending for varying periods of time. Rental expense amounted to $1.9 million for the year ended June 30, 1995, $1.9 million for the 11 months ended June 30, 1994, $0.2 million for the month ended July 31, 1993, and $1.5 million for the year ended
  June 30, 1993, respectively.

  The Company also has a capital lease arrangement to finance its ion exclusion program. The capital leases were entered into on March 1, 1994, and July 29, 1994, at an interest rate of 9.83 percent and 10.00 percent per annum, respectively, and expire in 1998.

  At June 30, 1995, remaining lease commitments under noncancelable leases are as follows (in thousands):


                                                     Operating    Capital
                                                     ----------  ---------

  1996                                                 $ 1,442      $1,699
  1997                                                     893       1,741
  1998                                                     446       1,473
  1999                                                     388         114
  2000                                                     406           -
  Thereafter                                             1,004           -
                                                       -------      ------
     Total minimum lease payments                      $ 4,579       5,027
                                                       =======
  Less- Imputed interest                                               721
                                                                    ------
      Present value of net minimum lease payments                   $4,306
                                                                    ======

   8. INCOME TAXES:
      -------------

  The Company's provision (benefit) for income taxes comprises the following:


                                           Successor Company     Predecessor Company
                                          -------------------    ------------------
                                            Year     11 Months     Month      Year
                                            Ended      Ended       Ended      Ended
                                           June 30,   June 30,    July 31,   June 30,
                                            1995        1994        1993      1993
                                           -------     -------   ---------  --------
  Deferred tax provision (benefit)-
    Federal                                $   415     $   351    $(2,148)    $(3,727)
    State                                       73          62       (379)       (658)
                                           -------     -------    -------     -------
                                               488         413     (2,527)     (4,385)
                                           -------     -------    -------     -------
  Current tax provision (benefit)-
    Federal                                 (7,051)     (3,077)     2,292       -
    State                                   (1,244)       (543)       405       -
                                           -------     -------    -------     -------
                                            (8,295)     (3,620)     2,697       -
                                           -------     -------    -------     -------
  Total provision (benefit)                $(7,807)    $(3,207)   $   170     $(4,385)
                                           =======     =======    =======     =======




  The Company adopted SFAS No. 109 as of July 1, 1993.

  The components of deferred tax assets and liabilities on the balance sheets at June 30, 1995 and 1994, are as follows:


                                              June 30
                                          ----------------
                                           1995     1994
                                          -------  -------

          Deferred tax assets-
              Postretirement health
               benefit accrual            $ 3,524  $ 3,627
              Insurance reserves            1,301    1,130
              Real property lease
               valuation reserves             231      461
              Pension reserves              1,970    1,271
              Plant closure reserves          543    1,618
              Vacation reserves             1,438    1,335
              Environmental reserves        1,023    1,042
              Other                         1,873    1,969
                                           ------   ------
                Total deferred tax assets  11,903   12,453
                                           ------   ------
          Deferred tax liabilities-
              Deferred tax on difference
               between book and tax basis
               of inventories              11,060   11,060
              Deferred tax on difference
              between book and tax basis
              of fixed assets and land     28,797   29,402
              Gain on property exchange     1,480    1,480
              State tax                     3,079    3,047
              Deferred repairs and
               maintenance                  1,643    1,619
              Other                         1,618    1,131
                                          -------  -------
                Total deferred tax
                 liabilities               47,677   47,739
                                          -------  -------
          Net deferred tax liability      $35,774  $35,286
                                          =======  =======

  Deferred tax assets and liabilities in the balance sheets are classified in accordance with SFAS No. 109, which generally requires that the classification be based on the related asset or liability creating the deferred tax.
  Deferred taxes not related to a specific asset or liability are classified based on the estimated period of reversal. The reconciliation between the statutory federal tax expense and recorded tax expense is as follows (in thousands):


                                           Successor Company    Predecessor Company
                                          -------------------   -------------------
                                          June 30,   June 30,   July 31,   June 30,
                                            1995       1994       1993       1993
                                          ---------  ---------  ---------  ---------

            Statutory federal income
             tax expense (benefit)         $(6,658)   $(2,734)      $ 145   $(3,782)
            State income taxes net of
             federal benefit                (1,138)      (468)         25      (579)
            Other items                        (11)        (5)          -       (24)
                                           -------    -------        ----   -------
              Tax expense (benefit)        $(7,807)   $(3,207)      $ 170   $(4,385)
                                           =======    =======        ====   =======

  9. RETIREMENT PLANS:
     -----------------

  The Company has a noncontributory, defined-benefit pension plan covering substantially all employees. This plan provides pension benefits based on years of service and on compensation at the date benefits are earned. Plan assets include U.S. government securities, federal agency obligations, corporate debt instruments, common stock, other fixed income securities and cash equivalents. The Company's funding policy is to contribute annually the minimum amount required under ERISA.

  Net periodic pension cost components (in thousands) and assumptions used in accounting are:


                                           Successor Company     Predecessor Company
                                          -------------------    -------------------
                                                    11 Months
                                         Year Ended   Ended     Month Ended Year Ended
                                          June 30,   June 30,    July 31,   June 30,
                                            1995       1994        1993       1993
                                          ---------  ---------  ----------  ---------

            Service cost- benefits
             earned during the period       $  929     $  745       $  68     $  716
            Interest cost of projected
             benefit obligation              2,927      2,471         225      2,539
            Actual return on assets          2,776      2,705         246      2,794
            Net amortization and
             deferral                           55          -           -         76
                                            ------    -------       -----     ------
                                            $1,135     $  511       $  47     $  537
                                            ======     ======       =====     ======

            Discount rates                       8%         8%          8%         9%
            Rates of increase in
              compensation levels                4%         4%          4%         4%
            Expected long-term rates of
             return on assets                    9%         9%          9%         9%


  The following table sets forth the plan's status and amounts recorded in the balance sheets at June 30, 1995 and 1994, for the Company's defined benefit pension plan (in thousands):

                                               June 30
                                          -----------------
                                            1995      1994
                                          --------  --------

Actuarial present value of benefit
 obligations-
 Vested benefit obligation                $36,388   $33,620
                                          =======   =======

 Accumulated benefit obligation           $36,726   $33,950
                                          =======   =======

 Projected benefit obligation             $40,098   $36,452
 Plan assets at fair value                 34,877    31,631
                                          -------   -------
   Plan assets less than projected
    benefit obligation                      5,221     4,821


 Unrecognized net loss                     (2,387)   (3,567)
 Prior service cost                          (353)       92
                                          -------   -------
  Pension liability                       $ 2,481   $ 1,346
                                          =======   =======

  10. POSTRETIREMENT BENEFIT OBLIGATION:
      ----------------------------------

  On July 1, 1993, the Company adopted SFAS No. 106. Under SFAS No. 106, the Company recognizes the cost of providing healthcare and other benefits to retirees over the term of the employee's service, which is a change from the Company's previous method of recognizing these costs when paid. The adoption of this pronouncement resulted in the recording of an incremental initial liability of approximately $7.8 million, or $4.7 million net of tax, that is included in the amount shown as cumulative effect of changes in accounting principles, net of tax, in the accompanying combined statement of operations for the period ended July 31, 1993.

  The Company sponsors defined-benefit postretirement healthcare plans that provide medical and life insurance coverage to retirees and their dependents. The Company pays most of the medical costs for retirees and their spouses who are under age 65. For retirees and dependents of retirees who retired prior to January 1, 1989, and are age 65 and over, the Company contributes 100 percent toward the American Association of Retired Persons (AARP) premium frozen at the 1992 level. For retirees and dependents of retirees who retired after January 1, 1989, the Company contributes $35 per month toward the AARP premium. The life insurance plan is noncontributory.

  The following table sets forth the plan's accumulated benefit obligation included in the Company's balance sheet at June 30, 1995 and 1994.

  Accumulated postretirement health benefit obligation (in thousands):

                                           1995    1994
                                          ------  ------

Actives not fully eligible                $2,007  $1,744
Actives fully eligible                     1,167   1,080
Retirees and dependents                    5,549   5,871
                                           -----   -----
                      Accumulated
                       postretirement
                       benefit obligation
                       in excess of plan
                       assets             $8,723  $8,695
                                           =====   =====

  The Company's postretirement health benefit plans are not funded. Net periodic postretirement benefit cost for the year ended June 30, 1995, included the following components (in thousands):

            Service cost- benefits attributed to service
             during the period                                    $123


            Interest cost on accumulated postretirement
             benefit obligation                                   $678


  For measurement purposes, a 12 percent annual rate of increase in the per-capita cost of postretirement medical benefits was assumed for 1993 for retirees who are younger than age 65; the rate was assumed to decrease gradually to 6.5 percent by 2009 and remain at that level thereafter. The discount rate used in determining the accumulated postretirement benefit obligation was 8.0 percent.

  11. SUGAR PRICE SUPPORTS:
      ---------------------

  The Company is significantly affected by market factors, including domestic prices for refined sugar and raw cane sugar. These market factors are influenced by a variety of external forces, including the number of domestic acres contracted to grow sugar cane and sugar beets, prices of competing crops, weather conditions, and U.S. farm and trade policy. Federal legislation and regulations provide for mechanisms designed to support the price of domestic sugar crops, principally the limitations on importation of raw cane sugar for domestic consumption. In addition, agricultural conditions in the Company's growing areas may materially affect the quality and quantity of sugar beets available for purchase, as well as the unit costs of raw materials and processing.

  The current price support program requires the CCC to make loans available to domestic sugar producers (Note 5). These loans are nonrecourse and mature over a nine-month period. At the end of each loan period, the Company may elect to turn over certain collateral (sugar inventory) to the CCC in lieu of paying the principal and accrued interest charges on such loans. In addition, the Company is paid for storage costs of the sugar until it is removed from the Company's facilities by the CCC. The market price for sugar in California at June 30, 1994, would have generated a lower return to the Company than forfeiture to the CCC. As a result, the Company forfeited to the CCC 163,000 cwt. of refined sugar on June 30, 1994, and an additional 86,000 cwt. at August 31, 1994, in lieu of repaying CCC loans related to that sugar.

  12. COMMITMENTS AND CONTINGENCIES:
      ------------------------------

  The Company is party to litigation and claims that are normal in the course of its operations; while the results of such litigation and claims cannot be predicted with certainty, the Company believes that the final outcome of such matters will not have a materially adverse effect on its results of operations or combined financial position.

  The Company leases certain facilities and equipment under cancelable and noncancelable operating leases and capital leases (Note 7).

  13. RELATED-PARTY TRANSACTIONS:
      ---------------------------

  Yale provides the Company with personnel, insurance, legal, accounting, financial and certain other services. Yale is compensated by the Company through the payment of a fee representing the reimbursement of actual out-of-pocket expenses incurred by Yale, including, but not limited to, the labor costs of Yale personnel rendering services to the Company. Charges by Yale for such services were $1,279,000, $1,560,000, $102,000 and $1,035,000 for the year ended June 30, 1995, for the 11 months ended June 30, 1994, for the month ended July 31, 1993, and for the year ended June 30, 1993.

  In addition, Yale charges the Company for interest related to amounts borrowed, shown as due to affiliate in the accompanying combined balance sheets. Interest charges by Yale were $8,035,000, $4,786,000, $318,000 and $4,558,000 for the year ended June 30, 1995, for the 11 months ended June 30, 1994, for the month ended July 31, 1993, and for the year ended June 30, 1993.

  14. SUBSEQUENT EVENT:
      -----------------

  On November 13, 1995, the Board of Directors of Yale approved management's plan to sell the operations of the Company. On April 19, 1996, Imperial Holly Corporation, through its wholly owned subsidiary Holly Sugar Corporation (Holly), acquired all of the outstanding common stock of the Company pursuant to a stock purchase agreement dated January 8, 1996, by and between Holly and Yale. The purchase price comprises the sum of (i) the Company's net working capital at December 31, 1995, (ii) $3 million, and (iii) the net cash advances made by Yale between December 31, 1995, and the closing; such purchase price is subject to adjustment based on a postclosing review. In conjunction with this transaction, the Company recorded a provision for realization of property, plant and equipment of $31.9 million, net of tax, during the nine months ended March 31, 1996.

      SPRECKELS SUGAR COMPANY, INC. AND LIMESTONE PRODUCTS COMPANY, INC.
      ------------------------------------------------------------------

           COMBINED BALANCE SHEETS--MARCH 31, 1996 AND JUNE 30, 1995
           ---------------------------------------------------------

                                  (unaudited)
                                  -----------

               (dollars in thousands, except per-share amounts)
               ------------------------------------------------



                                          March 31,   June 30,
                                             1996       1995
                                          ----------  ---------

                        ASSETS

Cash and cash equivalents                  $    293   $  4,736
Accounts receivable, net of allowance
 for doubtful accounts of
  $110 and $105                               5,675     11,450
Grower accounts receivable                    6,833      4,372
Inventories-
  Stock in progress                           1,542      2,022
  Raw cane sugar                              5,465      2,953
  Finished beet sugar products               23,308     43,103
  Materials, supplies and other               9,039     10,954
Deferred maintenance                          3,794      4,008
Other current assets                          1,865      4,055
                                           --------   --------
          Total current assets               57,814     87,653

Property, plant and equipment, net of
 accumulated depreciation
  of $9,759 and $6,570                       37,366     92,722
Other assets                                  1,392      1,735
                                           --------   --------
          Total assets                     $ 96,572   $182,110
                                           ========   ========

          LIABILITIES AND STOCKHOLDERS' EQUITY

Bank overdraft                             $    407   $ 10,031
Accounts payable                             11,713      9,402
Short-term borrowings                         4,719     35,265
Current portion of capital leases             1,577      1,374
Accrued payroll costs                         3,094      3,644
Deferred taxes                                7,806     12,592
Other current liabilities                        67      7,414
                                           --------   --------
          Total current liabilities          29,383     79,722

Long-term debt                                    -     10,616
Capital leases, net of current portion        2,203      2,932
Due to affiliate                             77,595     42,536
Postretirement benefit obligation             8,122      8,723
Pension                                       2,481      2,481
Deferred taxes                                2,325     23,182
Other noncurrent liabilities                  4,418      4,189
                                           --------   --------
          Total liabilities                 126,527    174,381
                                           --------   --------
Stockholders' equity (deficit):
  Common stock, $1 par value; 2,000
   shares authorized and outstanding              2          2
  Additional paid-in capital                 23,551     23,551
  Accumulated deficit                       (53,508)   (15,824)
                                           --------   --------
          Total stockholders' equity
           (deficit)                        (29,955)     7,729
                                           --------   --------
          Total liabilities and
           stockholders' equity            $ 96,572   $182,110
                                           ========   ========


        The accompanying notes are an integral part of these statements.

       SPRECKELS SUGAR COMPANY, INC. AND LIMESTONE PRODUCTS COMPANY, INC.
       ------------------------------------------------------------------


                       COMBINED STATEMENTS OF OPERATIONS
                       ---------------------------------

               FOR THE NINE MONTHS ENDED MARCH 31, 1996 AND 1995
               -------------------------------------------------

                                  (unaudited)
                                  -----------

                             (dollars in thousands)
                             ----------------------



                                            1996       1995
                                          ---------  ---------

NET SALES                                  $139,021   $129,211

COST OF PRODUCTS SOLD                       136,068    120,752
                                           --------   --------
   Gross profit                               2,953      8,459


SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSE                                      6,946      8,167


OTHER EXPENSE:

  Interest expense, net                       5,546      7,106

  Provision for realization of
   property, plant and equipment             53,113          -


  Other nonoperating expense                  1,196      1,036
                                            --------   --------


   Loss before benefit for income taxes     (63,848)    (7,850)


BENEFIT FOR INCOME TAXES                    (26,164)    (3,222)
                                            --------   --------

NET LOSS                                   $(37,684)  $ (4,628)
                                           =========  =========


        The accompanying notes are an integral part of these statements.

       SPRECKELS SUGAR COMPANY, INC. AND LIMESTONE PRODUCTS COMPANY, INC.
       ------------------------------------------------------------------


                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                  -------------------------------------------

                    FOR THE NINE MONTHS ENDED MARCH 31, 1996
                    ----------------------------------------

                                  (unaudited)
                                  -----------

                            (dollars in thousands)
                            ----------------------



                                                                            Total
                                              Additional                Stockholders'
                             Common   Stock    Paid-in    Accumulated       Equity
                             Shares  Amounts   Capital      Deficit       (Deficit)
                             ------  -------  ----------  ------------  --------------

BALANCE AT JUNE 30, 1995    2,000       $2     $23,551     $(15,824)       $  7,729
  Net loss                      -        -           -      (37,684)        (37,684)
                            -----       --     -------     --------        --------
BALANCE AT MARCH 31, 1996   2,000       $2     $23,551     $(53,508)       $(29,955)
                            =====       ==     =======     =========       =========


        The accompanying notes are an integral part of these statements.

       SPRECKELS SUGAR COMPANY, INC. AND LIMESTONE PRODUCTS COMPANY, INC.
       ------------------------------------------------------------------


                            STATEMENTS OF CASH FLOWS
                            ------------------------

               FOR THE NINE MONTHS ENDED MARCH 31, 1996 AND 1995
               -------------------------------------------------

                                  (unaudited)
                                  -----------

                             (dollars in thousands)
                             ----------------------



                                            1996       1995
                                          ---------  ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                              $(37,684)  $ (4,628)
    Adjustments to reconcile net loss
     to net cash provided by operating
     activities-
      Provision for realization of
       property, plant and equipment        53,113       -

   Depreciation and amortization             3,189      2,580
   Deferred income tax                     (27,968)     1,635
 Net changes in operating assets and
  liabilities-
     Decrease in receivable, prepaid
      expenses and other assets              6,061      1,226

     Decrease (increase) in inventories     19,678     (1,189)
     Increase in trade payables and
      accrued expenses                      17,523      8,180
     Increase in other liabilities           2,807     14,864
                                          --------   --------
       Net cash provided by operating
        activities                          36,719     22,668
                                          --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES-
 Capital expenditures                         -        (8,235)
                                          --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Short-term borrowings, net                (30,546)   (17,082)
 Repayment of revolving loan               (10,616)      -
 Net borrowing-revolver                       -         7,991
                                          --------   --------
       Net cash used in financing
        activities                         (41,162)    (9,091)
                                          --------   --------
       Net increase (decrease) in cash
        and cash equivalents                (4,443)     5,342


CASH AND CASH EQUIVALENTS AT BEGINNING
 OF PERIOD                                   4,736      1,829
                                          --------   --------
CASH AND CASH EQUIVALENTS AT END OF
 PERIOD                                   $    293   $  7,171
                                          ========   ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
 Noncash financing activities-
  Borrowing under capital lease
   obligations                            $  3,780   $  4,615
  Cash paid during the period for-
   Interest                                  1,042      1,148
   Taxes                                      -          -


        The accompanying notes are an integral part of these statements.

       SPRECKELS SUGAR COMPANY, INC. AND LIMESTONE PRODUCTS COMPANY, INC.
       ------------------------------------------------------------------


                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
                ------------------------------------------------

                            MARCH 31, 1996 AND 1995
                            -----------------------



1. BASIS OF PRESENTATION:
   ----------------------

The unaudited combined financial statements included herein have been prepared in accordance with the instructions of Securities and Exchange Commission Form 10-Q and do not include all of the information and footnotes required by generally accepted accounting principles for complete combined financial statements. In the opinion of management, all material adjustments of a normal and recurring nature considered necessary for a fair presentation of the combined financial position and results of operations for the interim periods have been included. The combined results of operations for the nine months ended March 31, 1996, are not necessarily indicative of the results that may be expected for the year ended June 30, 1996. These combined financial statements include the accounts of Spreckels Sugar Company, Inc. and Limestone Products Company, Inc. (collectively, the Company). All significant intercompany balances and transactions have been eliminated in combination. The combined financial statements included herein should be read in conjunction with the Company's combined financial statements and notes thereto as of June 30, 1995 and 1994.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. COST OF SALES:
   --------------

Payments to growers for sugar beets are based in part upon the Company's average net return for sugar sold (as defined in the participating contract with growers) during the grower contract years, which end June 30. The contracts provide for the sharing of the net selling price (gross sales price less certain marketing costs, including packaging costs, brokerage, freight expense and amortization of costs for certain facilities used in connection with marketing) with growers. Cost of sales includes an accrual for estimated additional amounts to be paid to growers based on the average net return realized for sugar sold in each of the contract years through March 31. The final cost of sugar beets cannot be determined until the end of the contract year for each growing area. Manufacturing costs prior to production are deferred and allocated to production costs based on estimated total units of production for each sugar manufacturing campaign. Additionally, the Company's sugar inventories, which are accounted for on a LIFO basis, are periodically reduced at interim dates to levels below those of the beginning of the fiscal year. When such interim LIFO liquidations are expected to be restored prior to fiscal year-end, the estimated replacement cost of the liquidated layers is utilized as the basis of the cost of sugar sold from beginning-of-the-year inventory. Accordingly, the cost of sugar utilized in the determination of cost of sales for interim periods includes estimates that may require adjustment in future fiscal periods.

3. Acquisition
   -----------

On November 13, 1995, the Board of Directors of Yale approved management's plan to sell the operations of the Company. On April 19, 1996, Imperial Holly Corporation, through its wholly owned subsidiary Holly Sugar Corporation (Holly), acquired all of the outstanding common stock of the Company pursuant to a stock purchase agreement dated January 8, 1996, by and between Holly and Yale. The purchase price comprises the sum of (i) the Company's net working capital at December 31, 1995, (ii) $3 million, and (iii) the net cash advances made by Yale between December 31, 1995, and the closing; such purchase price is subject to adjustment based on a postclosing review. In conjunction with this transaction, the Company recorded a provision for realization of property, plant and equipment of $31.9 million, net of tax, during the nine months ended March 31, 1996.

      (b) Pro Forma Financial Information

      The following unaudited pro forma condensed balance sheet presents the combined financial position of Imperial Holly and Spreckels Sugar as of March 31, 1996, using the purchase method of accounting assuming the acquisition was completed on March 31, 1996. This unaudited pro forma condensed balance sheet does not purport to be indicative of the financial conditions that would actually have resulted had these transactions been effected on such date. The following unaudited pro forma condensed income statement gives effect to the acquisition using the purchase method of accounting for the year ended March 31, 1996, assuming the acquisition was completed on April 1, 1995. The unaudited pro forma adjustments shown below reflect the effect of events expected to have a continuing impact that are directly attributable to the acquisition and that are factually supportable. This unaudited pro forma condensed income statement does not purport to be indicative of results of operations that would actually have been obtained had these transactions been effected on such date or that may be obtained in the future.

      This unaudited pro forma condensed financial information should be read in conjunction with the notes to unaudited pro forma condensed financial information and in conjunction with the combined financial statements and notes thereto of Spreckels Sugar included in this current report on Form 8-K/A, as well as the consolidated financial statements of Imperial Holly included in its annual report on Form 10-K for the year ended March 31, 1996.

                       PRO FORMA CONDENSED BALANCE SHEET
                                March 31, 1996
                           (In Thousands of Dollars)

                                                                               Unaudited     Unaudited      Unaudited
                                                                 Imperial      Spreckels     Pro Forma      Pro Forma
                                                                  Holly          Sugar      Adjustments     Combined
ASSETS
======
Cash and Temporary Investments                                   $  1,930       $    293                    $  2,223
Marketable Securities                                              37,373              -                      37,373
Accounts Receivable                                                38,736         12,508   (a) $    (17)      51,227
Inventories                                                        89,755         39,354                     129,109
Manufacturing Costs Prior to Production                            12,476          3,794                      16,270
Prepaid Expenses                                                    3,260          1,865                       5,125
                                                                 --------       --------                    --------
Total Current Assets                                              183,530         57,814                     241,327
Notes Receivable                                                    1,195              -                       1,195
Other Investments                                                   6,702              -                       6,702
Property, Plant and Equipment                                     267,725         47,125   (a)  (36,352)     273,096
                                                                                           (b)   (5,402)

Accumulated Depreciation                                          143,622          9,759   (a)   (2,916)     143,622
                                                                                           (b)   (6,843)

Other Assets                                                        9,789          1,392   (b)   (1,392)       9,789
                                                                 --------        --------                   --------
Total Assets                                                     $325,319        $ 96,572                   $388,487
                                                                 ========        ========                   ========

                       PRO FORMA CONDENSED BALANCE SHEET
                                March 31, 1996
                           (In Thousands of Dollars)

                                                                               Unaudited     Unaudited      Unaudited
                                                                  Imperial     Spreckels     Pro Forma      Pro Forma
                                                                   Holly         Sugar      Adjustments     Combined
LIABILITIES & EQUITY
====================
Accounts Payable                                                 $ 37,937       $ 12,120   (a) $   (245)    $ 49,812
Short-Term Borrowings                                              31,839          4,719   (b)   29,100       65,658
Current Maturities of Long-Term Debt                                    8          1,577                       1,585
Other Current Liabilities                                          32,020         10,967   (a)     (388)      42,599
                                                                 --------       --------                    --------
Total Current Liabilities                                         101,804         29,383                     159,654
Long-Term Debt                                                     89,800          2,203                      92,003
Due to Affiliate                                                        -         77,595   (a)  (77,595)           -
Deferred Credits                                                   22,672         17,346   (a)  (14,231)      25,787

Common Stock                                                       32,276              2   (b)       (2)      32,276
Additional Paid-in Capital                                              -         23,551   (a)   59,023            -
                                                                                           (b)  (82,574)

Retained Earnings                                                  69,829       (53,508)   (b)   53,508       69,829
Unrealized Securities Gains-Net                                     8,938             -                        8,938
                                                                 --------      --------                     --------
Total Shareholders' Equity                                        111,043       (29,955)                     111,043
                                                                 --------      --------                     --------
Total Liabilities & Shareholders' Equity                         $325,319      $ 96,572                     $388,487
                                                                 ========      ========                     ========

                     PRO FORMA CONDENSED INCOME STATEMENT
                           Year Ended March 31, 1996
                           (In Thousands of Dollars)

                                                                 Unaudited
                                                  Imperial       Spreckels         Unaudited    Unaudited
                                                   Holly           Sugar           Pro Forma    Pro Forma
                                                                                  Adjustments   Combined
Net Sales                                         $616,450       $181,179                       $797,629
                                                ---------------------------                     --------
Cost of Sales                                      561,878        177,950       (c)   (2,212)    734,704
                                                                                (d)     (301)
                                                                                (e)     (761)
                                                                                (f)   (1,850)
Selling, General & Administrative                   54,778         15,453       (e)      (50)     68,889
                                                                                (h)   (1,292)
Restructuring Charges                                2,225              -                          2,225
                                                ---------------------------                     --------
Operating Income (Loss)                             (2,431)       (12,224)                        (8,189)
Interest Expense                                   (11,207)        (8,059)                       (19,266)
Provision For Realization of
Property, Plant and Equipment                           -         (53,113)      (g)   53,113           -
Other Income (Expense)                               8,562         (1,626)                         6,936
                                                ---------------------------                     --------
Income (Loss) Before Income Taxes
 and Extraordinary Item                             (5,076)       (75,022)                       (20,519)
Provision (Credit) for Income Taxes                 (1,858)       (30,749)      (i)   23,832      (8,775)
                                                ---------------------------                     --------
Net Income (Loss)                                  $(3,218)      $(44,273)                      $(11,744)
                                                ==========================                      ========


         NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION
                           Year Ended March 31, 1996

(a) To record the distribution of certain assets and liabilities by the seller concurrent with the acquisition closing.
(b) To record borrowing of cash portion of purchase price, eliminate Spreckels Sugar's equity, and adjust assets to fair value.
(c) To adjust cost of sales to reflect Imperial Holly's manufacturing cost allocation methods.
(d) To adjust costs for property taxes on distributed assets.
(e) To adjust costs for depreciation of distributed assets.
(f) To adjust depreciation for effect of purchase accounting on asset basis.
(g) To eliminate provision for realization of property, plant & equipment.
(h) To eliminate intercompany management fee charged by seller.
(i) To record tax effect of Pro Forma entries.

      (c) Exhibits

      Exhibit No.    Description
      -----------    -----------


      Exhibit 2.1 Stock Purchase Agreement dated as of January 8, 1996 by and between Holly Sugar Corporation and Spreckels Industries, Inc. (incorporated by reference to Exhibit 4 to the Company's quarterly report on 10-Q for the quarter ended December 31, 1995).


      Exhibit 2.2 Amendment and Extension of the Stock Purchase Agreement dated March 18, 1996 (incorporated by reference to Exhibit
                     2.2 to the Company's Current Report on Form 8-K dated April 19, 1996)

      Exhibit 23     Independent Auditors Consent

      Exhibit 99 Press Release the Company of April 22, 1996 (incorporated by reference to Exhibit 99 to the Company's Current Report on Form 8-K dated April 19, 1996)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              IMPERIAL HOLLY CORPORATION


Date:  July 3, 1996                          By: /s/ James C. Kempner
                                                 --------------------
                                                 James C. Kempner
                                                 President
                                                 and Chief Executive Officer